Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Second Quarter 2022 Financial Results

Revenue and EPS Exceed Prior Guidance

BURLINGTON, Mass, June 28, 2022 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal second quarter ended May 31, 2022.

Second Quarter 2022 Highlights:

•Revenue of $148.7 million increased 21% year-over-year on an actual currency basis, and 24% on a constant currency basis.
•Non-GAAP revenue of $150.9 million increased 17% on an actual currency basis, and 19% on a constant currency basis.
•Annualized Recurring Revenue (ARR) of $486 million increased 13% year-over-year on a constant currency basis.
•Operating margin was 27% and Non-GAAP operating margin was 41%.
•Diluted earnings per share was $0.66 compared to $0.30 in the same quarter last year, an increase of 120%.
•Non-GAAP diluted earnings per share was $1.04 compared to $0.82 in the same quarter last year, an increase of 27%.

“Once again, we are very pleased to report excellent quarterly results, especially during so much market turmoil and global uncertainty,” said Yogesh Gupta, CEO at Progress. “Progress again performed exceptionally well across the board, exceeding revenue and EPS guidance, which was driven by a Total Growth Strategy that layers accretive M&A over a highly profitable and predictable business with strong recurring revenue and very high retention rates. Despite a tumultuous market and an economy with increasing risks, Progress remains well positioned to continue our steady execution for the remainder of 2022 and beyond.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	May 31, 2022	May 31, 2021	% Change	May 31, 2022	May 31, 2021	% Change
Revenue	$148,747	$122,488	21%	$150,879	$129,198	17%
Income from operations	$40,235	$22,282	81%	$61,298	$49,712	23%
Operating margin	27%	18%	900bps	41%	38%	300bps
Net income	$29,110	$13,557	115%	$45,886	$36,513	26%
Diluted earnings per share	$0.66	$0.30	120%	$1.04	$0.82	27%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$68,260	$54,690	25%	$68,038	$55,411	23%
(1)See Legal Notice Regarding Non-GAAP Financial Information

Other fiscal second quarter 2022 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $225.9 million at the end of the quarter.
•DSO was 39 days compared to 44 days in the fiscal second quarter of 2021 and 52 days in the fiscal first quarter of 2022.
•On June 21, 2022, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on September 15, 2022 to shareholders of record as of the close of business on September 1, 2022.

Anthony Folger, CFO, said: “Despite the recent challenges in the global economy, our business continues to perform well across virtually all product lines. Our integration of Kemp is on track, our balance sheet continues to strengthen, and the recurring nature of our revenues and our strong retention rates will continue to serve us well in this environment.”

2022 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2022 and the fiscal third quarter ending August 31, 2022:

	Updated FY 2022 Guidance (June 28, 2022)		Prior FY 2022 Guidance (March 29, 2022)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$601 - $609	$609 - $617	$601 - $609	$609 - $617
Diluted earnings per share	$2.11 - $2.21	$4.05 - $4.11	$2.16 - $2.23	$4.01 - $4.09
Operating margin	22% - 23%	39% - 40%	23%	39% - 40%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$188 - $193	$185 - $190	$188 - $193	$185 - $190
Effective tax rate	21%	20% - 21%	21%	20% - 21%

Q3 2022 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$145 - $148	$147 - $150
Diluted earnings per share	$0.46 - $0.48	$0.96 - $0.98

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2022 business outlook compared to 2021 exchange rates is approximately $11.7 million on GAAP and non-GAAP revenue, and approximately $0.04 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q3 2022 business outlook compared to 2021 exchange rates on GAAP and non-GAAP revenue is approximately $3.6 million. The expected negative impact on GAAP and non-GAAP diluted Q3 2022 earnings per share is $0.02. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2022 at 5:00 p.m. ET on Tuesday, June 28, 2022. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 866-374-5140 or +1 404-400-0571, passcode 186-83-835#. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Kemp acquisition could negatively impact our future results of operations and financial condition; (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2021. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2022	May 31, 2021	% Change	May 31, 2022	May 31, 2021	% Change
Revenue:
Software licenses	$44,814	$30,107	49%	$87,564	$63,424	38%
Maintenance and services	103,933	92,381	13%	206,105	180,344	14%
Total revenue	148,747	122,488	21%	293,669	243,768	20%
Costs of revenue:
Cost of software licenses	2,583	1,038	149%	5,192	2,189	137%
Cost of maintenance and services	15,801	14,673	8%	30,946	27,992	11%
Amortization of acquired intangibles	5,573	3,599	55%	11,031	7,120	55%
Total costs of revenue	23,957	19,310	24%	47,169	37,301	26%
Gross profit	124,790	103,178	21%	246,500	206,467	19%
Operating expenses:
Sales and marketing	32,704	29,262	12%	66,173	58,731	13%
Product development	28,643	26,415	8%	57,316	50,963	12%
General and administrative	19,207	16,460	17%	36,198	29,884	21%
Amortization of acquired intangibles	11,892	7,979	49%	23,614	14,858	59%
Restructuring expenses	143	(64)	(323)%	654	1,093	(40)%
Acquisition-related expenses	2,736	844	224%	3,648	1,240	194%
Gain on sale of assets held for sale	(10,770)	—	*	(10,770)	—	*
Total operating expenses	84,555	80,896	5%	176,833	156,769	13%
Income from operations	40,235	22,282	81%	69,667	49,698	40%
Other expense, net	(3,390)	(5,218)	35%	(6,870)	(7,870)	13%
Income before income taxes	36,845	17,064	116%	62,797	41,828	50%
Provision for income taxes	7,735	3,507	121%	13,233	9,310	42%
Net income	$29,110	$13,557	115%	$49,564	$32,518	52%

Earnings per share:
Basic	$0.67	$0.31	116%	$1.13	$0.74	53%
Diluted	$0.66	$0.30	120%	$1.11	$0.73	52%
Weighted average shares outstanding:
Basic	43,575	43,818	(1)%	43,778	43,963	—%
Diluted	44,253	44,472	—%	44,480	44,562	—%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.350	$0.350	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$472	$468	1%	$883	$860	3%
Sales and marketing	690	1,752	(61)%	2,092	3,255	(36)%
Product development	2,740	2,412	14%	4,962	4,331	15%
General and administrative	5,455	3,730	46%	9,534	6,700	42%
Total	$9,357	$8,362	12%	$17,471	$15,146	15%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	May 31, 2022	November 30, 2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$225,913	$157,373
Accounts receivable, net	64,733	99,815
Unbilled receivables and contract assets	32,735	25,816
Other current assets	32,488	39,549
Assets held for sale	—	15,255
Total current assets	355,869	337,808
Property and equipment, net	13,649	14,345
Goodwill and intangible assets, net	925,426	958,337
Right-of-use lease assets	21,364	25,253
Long-term unbilled receivables and contract assets	24,253	17,464
Other assets	14,021	10,330
Total assets	$1,354,582	$1,363,537
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$62,821	$84,215
Current portion of long-term debt, net	6,234	25,767
Short-term operating lease liabilities	7,843	7,926
Short-term deferred revenue	207,331	205,021
Total current liabilities	284,229	322,929
Long-term debt, net	262,337	239,992
Convertible senior notes, net	351,567	294,535
Long-term operating lease liabilities	18,965	23,130
Long-term deferred revenue	51,249	47,359
Other long-term liabilities	14,089	23,103
Shareholders’ equity:
Common stock and additional paid-in capital	310,348	354,676
Retained earnings	61,798	57,813
Total shareholders’ equity	372,146	412,489
Total liabilities and shareholders’ equity	$1,354,582	$1,363,537

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Cash flows from operating activities:
Net income	$29,110	$13,557	$49,564	$32,518
Depreciation and amortization	19,379	14,829	38,597	26,691
Gain on sale of assets held for sale	(10,770)	—	(10,770)	—
Stock-based compensation	9,357	8,362	17,471	15,146
Other non-cash adjustments	1,673	708	6,115	3,123
Changes in operating assets and liabilities	19,511	17,234	11,376	21,900
Net cash flows from operating activities	68,260	54,690	112,353	99,378
Capital expenditures	(1,148)	(950)	(1,979)	(2,116)
Issuances of common stock, net of repurchases	(22,796)	(17,185)	(43,702)	(28,700)
Dividend payments to shareholders	(7,789)	(7,763)	(15,573)	(15,617)
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	5,517	—
Proceeds from sale of long-lived assets, net	—	—	—	—
Payments of principal on long-term debt	(1,716)	(87,262)	(3,435)	(106,025)
Proceeds from issuance of Notes, net of issuance costs	—	349,196	—	349,196
Purchase of capped calls	—	(43,056)	—	(43,056)
Other	17,780	619	15,359	3,605
Net change in cash, cash equivalents and short-term investments	52,591	248,289	68,540	256,665
Cash, cash equivalents and short-term investments, beginning of period	173,322	114,371	157,373	105,995
Cash, cash equivalents and short-term investments, end of period	$225,913	$362,660	$225,913	$362,660

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - SECOND QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	May 31, 2022		May 31, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$148,747		$122,488
Acquisition-related revenue(1)	2,132		6,710
Non-GAAP revenue	$150,879	100%	$129,198	100%	17%

Adjusted income from operations:
GAAP income from operations	$40,235	27%	$22,282	18%
Amortization of acquired intangibles	17,465	12%	11,578	9%
Restructuring expenses and other	143	—%	(64)	—%
Stock-based compensation	9,357	6%	8,362	5%
Acquisition-related revenue(1) and expenses	4,868	3%	7,554	6%
Gain on sale of assets held for sale	(10,770)	(7)%	—	—%
Non-GAAP income from operations	$61,298	41%	$49,712	38%	23%

Adjusted net income:
GAAP net income	$29,110	20%	$13,557	11%
Amortization of acquired intangibles	17,465	12%	11,578	9%
Restructuring expenses and other	143	—%	(64)	—%
Stock-based compensation	9,357	5%	8,362	6%
Acquisition-related revenue(1) and expenses	4,868	3%	7,554	6%
Gain on sale of assets held for sale	(10,770)	(7)%	—	—%
Amortization of discount on notes	—	—%	1,480	1%
Provision for income taxes	(4,287)	(3)%	(5,954)	(5)%
Non-GAAP net income	$45,886	30%	$36,513	28%	26%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.66		$0.30
Amortization of acquired intangibles	0.39		0.26
Stock-based compensation	0.22		0.19
Acquisition-related revenue(1) and expenses	0.11		0.17
Gain on sale of assets held for sale	(0.24)		—
Amortization of discount on notes	—		0.03
Provision for income taxes	(0.10)		(0.13)
Non-GAAP diluted earnings per share	$1.04		$0.82		27%

Non-GAAP weighted avg shares outstanding - diluted	44,253		44,472		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Six Months Ended				% Change
(In thousands, except per share data)	May 31, 2022		May 31, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$293,669		$243,768
Acquisition-related revenue(1)	4,715		17,214
Non-GAAP revenue	$298,384	100%	$260,982	100%	14%

Adjusted income from operations:
GAAP income from operations	$69,667	24%	$49,698	20%
Amortization of acquired intangibles	34,645	12%	21,978	8%
Restructuring expenses and other	654	—%	1,093	—%
Stock-based compensation	17,471	5%	15,146	6%
Acquisition-related revenue(1) and expenses	8,363	3%	18,454	7%
Gain of sale of assets held for sale	(10,770)	(4)%	—	—%
Non-GAAP income from operations	$120,030	40%	$106,369	41%	13%

Adjusted net income:
GAAP net income	$49,564	17%	$32,518	13%
Amortization of acquired intangibles	34,645	12%	21,978	8%
Restructuring expenses and other	654	—%	1,093	—%
Stock-based compensation	17,471	6%	15,146	6%
Acquisition-related revenue(1) and expenses	8,363	3%	18,454	7%
Gain of sale of assets held for sale	(10,770)	(4)%	—	—%
Amortization of discount on notes	—	—%	1,480	—%
Provision for income taxes	(10,481)	(4)%	(11,652)	(4)%
Non-GAAP net income	$89,446	30%	$79,017	30%	13%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.11		$0.73
Amortization of acquired intangibles	0.78		0.49
Restructuring expenses and other	0.01		0.02
Stock-based compensation	0.40		0.35
Acquisition-related revenue(1) and expenses	0.19		0.41
Gain of sale of assets held for sale	(0.24)		—
Amortization of discount on notes	—		0.03
Provision for income taxes	(0.24)		(0.26)
Non-GAAP diluted earnings per share	$2.01		$1.77		14%

Non-GAAP weighted avg shares outstanding - diluted	44,480		44,562		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q2 2022	Q2 2021	% Change
Cash flows from operations	$68,260	$54,690	25%
Purchases of property and equipment	(1,148)	(950)	21%
Free cash flow	67,112	53,740	25%
Add back: restructuring payments	926	1,671	(45)%
Adjusted free cash flow	$68,038	$55,411	23%

Year to Date Adjusted Free Cash Flow

(In thousands)	Q2 2022	Q2 2021	% Change
Cash flows from operations	$112,353	$99,378	13%
Purchases of property and equipment	(1,979)	(2,116)	(6)%
Free cash flow	110,374	97,262	13%
Add back: restructuring payments	2,345	4,664	(50)%
Adjusted free cash flow	$112,719	$101,926	11%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE
(Unaudited)

Fiscal Year 2022 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2021	November 30, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$531.3	$600.5	13%	$608.5	15%
Acquisition-related adjustments - revenue(1)	26.0	8.5	(67)%	8.5	(67)%
Non-GAAP revenue	$557.3	$609.0	9%	$617.0	11%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Fiscal Year 2022 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
GAAP income from operations	$133.5	$139.8
GAAP operating margins	22%	23%
Acquisition-related revenue	8.5	8.5
Acquisition-related expense	4.9	4.9
Restructuring expense	0.9	0.9
Stock-based compensation	34.4	34.4
Amortization of acquired intangibles	69.1	69.1
Gain on sale of assets held for sale	(10.8)	(10.8)
Total adjustments(2)	107.0	107.0
Non-GAAP income from operations	$240.5	$246.8
Non-GAAP operating margin	39%	40%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Kemp and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.

Fiscal Year 2022 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2022
(In millions, except per share data)	Low	High
GAAP net income	$93.7	$98.2
Adjustments (from previous table)	107.0	107.0
Income tax adjustment(3)	(20.7)	(22.5)
Non-GAAP net income	$180.0	$182.7

GAAP diluted earnings per share	$2.11	$2.21
Non-GAAP diluted earnings per share	$4.05	$4.11

Diluted weighted average shares outstanding	44.5	44.5

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and 21% for High, calculated as follows:
Non-GAAP income from operations	$240.5	$246.8
Other (expense) income	(15.5)	(15.5)
Non-GAAP income from continuing operations before income taxes	225.0	231.3
Non-GAAP net income	180.0	182.7
Tax provision	$45.0	$48.6
Non-GAAP tax rate	20%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE
(Unaudited)

Fiscal Year 2022 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
Cash flows from operations (GAAP)	$188	$193
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$185	$190

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2022 GUIDANCE
(Unaudited)

Q3 2022 Revenue Guidance
	Three Months Ended	Three Months Ending
	August 31, 2021	August 31, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$147.4	$145.2	(1)%	$148.2	1%
Acquisition-related adjustments - revenue(1)	5.2	1.8	(65)%	1.8	(65)%
Non-GAAP revenue	$152.6	$147.0	(4)%	$150.0	(2)%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Q3 2022 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2022
	Low	High
GAAP diluted earnings per share	$0.46	$0.48
Acquisition-related revenue	0.04	0.04
Acquisition-related expense	0.01	0.01
Stock-based compensation	0.19	0.19
Amortization of acquired intangibles	0.39	0.39
Total adjustments(2)	0.63	0.63
Income tax adjustment	(0.13)	(0.13)
Non-GAAP diluted earnings per share	$0.96	$0.98
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Kemp. The final amounts will not be available until the Company’s internal procedures and reviews are completed.